ESSENTIAL PORTFOLIO CONSERVATIVE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Face

Market

Shares

Value

Amount

Value

MUTUAL FUNDS † 98.9%

REPURCHASE AGREEMENTS 0.7%

Rydex Series Funds -

Collateralized by U.S. Treasury

Government Long Bond

Obligations

1.2x Strategy Fund

239,195

$

2,714,865

Lehman Brothers Holdings, Inc.

Rydex Series Funds -

issued 12/31/07 at 1.00% due

Managed Futures Strategy

01/02/08

$

86,012 $

__________

86,012

Fund

72,867

1,950,656

Rydex Series Funds - U.S.

Total Repurchase Agreements

Government Money

(Cost $86,012)

__________

86,012

Market Fund

1,896,670

1,896,670

Rydex Series Funds -

International Rotation

Total Investments 99.6%

Fund

43,706

1,103,149

(Cost $11,728,215)

$

__________

11,717,265

Rydex Series Funds -

Other Assets in Excess of

Absolute Return Strategies

Liabilities – 0.4%

$

__________

46,511

Fund

35,546

925,963

Net Assets – 100.0%

$

11,763,776

Rydex Series Funds - Large-

†

Affiliated Funds—A Class shares

Cap Value Fund

21,526

491,001

Rydex Series Funds - Sector

Rotation Fund

22,705

359,191

Rydex Series Funds - Mid-

Cap Growth Fund

10,392

306,143

Rydex Series Funds -

Commodities Strategy

Fund

9,489

282,857

Rydex Series Funds - Small-

Cap Growth Fund

8,836

268,263

Rydex Series Funds - Multi-

Cap Core Equity Fund

17,793

232,019

Rydex Series Funds - Hedged

Equity Fund

9,013

230,006

Rydex Series Funds - Large-

Cap Growth Fund

8,312

229,737

Rydex Series Funds - Small-

Cap Value Fund

8,225

225,290

Rydex Series Funds - Mid-

Cap Value Fund

7,015

225,125

Rydex Series Funds - Real

Estate Fund

5,757

__________

190,318

Total Mutual Funds

(Cost $11,642,203)

__________

11,631,253

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